Exhibit 17.1



                                 Bruce Galloway
                              200 East 64th Street
                               New York, NY 10021




                                                              October 5, 2006


Gary Herman
Chairman of the Board
1717 Diplomacy Row
Orlando, FL 32809

Dear Mr. Herman:

Effective October 6, 2006 I resign from the board of directors of DataMetrics Corporation.

                                                       Very truly yours,

                                                       By: /s/ Bruce Galloway
                                                           ---------------------
                                                           Bruce Galloway